EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No.
33-54404 and No. 333-94945 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-85967 of Weingarten Realty Investors on Form S-3 of our report dated February 22, 2000, appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1999.





DELOITTE  &  TOUCHE  LLP

Houston,  Texas
March  17,  2000